SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
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☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Breeze-Eastern Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement)

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS To Be Held September 12, 2007
PROXY STATEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS
Meetings and Remuneration
Director Attendance at Annual Meetings
DIRECTOR COMPENSATION
Director Nomination Process
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION
Executive Compensation
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
RELATED PARTY TRANSACTIONS
PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MARGOLIS & COMPANY P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008
PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING
ANNUAL REPORTS
OTHER MATTERS

BREEZE-EASTERN CORPORATION

engineered products for global partnersTM

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 12, 2007

To the Stockholders of
Breeze-Eastern Corporation:

The Annual Meeting of Stockholders (the “Meeting”) of Breeze-Eastern Corporation (the “Company”) will be held at 10:00 a.m., local time, on Wednesday, September 12, 2007 at its principal executive offices located at 700 Liberty Avenue, Union, New Jersey, to consider and act upon the following matters:

1.	To elect eight (8) directors of the Company;

2.	To ratify the Audit Committee’s selection of Margolis & Company P.C. as the independent registered public accounting firm for fiscal year ending March 31, 2008; and

3.	To transact such other business as may properly come before the Meeting.

Only the stockholders of record at the close of business on July 25, 2007 will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. A copy of the Company’s Annual Report, including financial statements for the fiscal year ended March 31, 2007, is enclosed with this Notice of Annual Meeting.

Whether or not you expect to attend the Meeting, you are urged to sign, date and return the enclosed proxy in the prepaid envelope provided. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. Your proxy will not be used if you attend the Meeting and vote in person.

By Order of the Board of Directors
GERALD C. HARVEY
Executive Vice President, General Counsel and Secretary

Union, New Jersey
August 14, 2007

BREEZE-EASTERN CORPORATION

engineered products for global partnersTM
700 Liberty Avenue, Union, New Jersey 07083
PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement (first mailed to stockholders on or about August 14, 2007) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Breeze-Eastern Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Wednesday, September 12, 2007, at 10:00 a.m., local time, at 700 Liberty Avenue, Union, New Jersey, and any adjournment or adjournments thereof. All proxies which are properly completed, signed and returned to the Company prior to the Meeting will be voted as provided therein. Any proxy given by a stockholder may be revoked at any time before it is exercised by filing an instrument revoking it with the Secretary of the Company, by submitting to the Company a duly executed proxy bearing a later date, or by voting in person at the Meeting. The only voting securities of the Company consist of its common stock, $0.01 par value per share (the “Common Stock”). The close of business on July 25, 2007, has been fixed as the record date for the determination of holders of shares of Common Stock entitled to vote at the Meeting, and any adjournments thereof. As of that date, the Company had 9,309,318 shares of Common Stock outstanding. The holders of shares of Common Stock on the record date are entitled to vote at the Meeting.

The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. As to all matters to be considered at the Meeting and any adjournments thereof, each stockholder is entitled to one vote for each share of Common Stock he or she holds. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board. Votes against a candidate have no legal effect. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders are not entitled to cumulate votes.

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting will be paid by the Company. The original solicitation of proxies by mail may be supplemented by telephone and personal solicitation. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies. It is expected that such firm will be paid approximately $7,000 for such services. In addition, the Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.

For purposes of this Proxy Statement, the fiscal year of the Company ended March 31, 2007, shall be referred to as the fiscal year of 2007 or fiscal 2007.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of the Company is elected annually. The Certificate of Incorporation, as amended, and Bylaws of the Company provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The exact number of directors is currently fixed at eight. Unless otherwise instructed, the proxies received will be voted for the election of the nominees named below. Although it is not anticipated that any of the nominees will be unable to serve, in the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy holders may vote for substitute nominees at their discretion.

Settlement Agreement Regarding Nomination and Election of Directors

The nominees for director named in this Proxy Statement (the “Nominees”) have been nominated and proposed for election under the terms of a Settlement Agreement dated as of July 31, 2007, by and among the Company, Tinicum Capital Partners II, L.P., and Tinicum Capital Partners II Parallel Fund, L.P. (collectively “Tinicum”) and a stockholder group comprised of the following persons and entities: Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, Stockholder Capital, Inc., Channel Partnership II, L.P., Nelson Obus, Joshua H. Landes, Goldsmith & Harris Incorporated, Goldsmith & Harris Asset Management, LLC, Goldsmith & Harris Capital Appreciation, Philip W. Goldsmith, Jay R. Harris and Armand B. Erpf (collectively, the “Stockholder Group”). As of the date of the Settlement Agreement, the Stockholder Group beneficially owned, in the aggregate, 3,206,007 shares of Common Stock or 34.4% and Tinicum beneficially owned, in the aggregate, 2,471,067 shares of Common Stock or 26.5%. The summary description of the terms of the Settlement Agreement as set forth herein is qualified in its entirety by reference to the Settlement Agreement, a copy of which was filed by the Company with the Securities and Exchange Commission (“SEC”) on July 31, 2007, as an exhibit to its Current Report on Form 8-K, and which is also available free of charge by directing a request to the Company at its corporate headquarters, 700 Liberty Avenue, Union, New Jersey, 07083, Attention: Secretary or on the SEC website at www.sec.gov.

Among other things, the Settlement Agreement provides that the Company shall (i) prepare the proxy statement for the Meeting, which will set forth the Nominees as the persons nominated by the Company Board for election as directors; (ii) recommend, and reflect such recommendation in the proxy statement, a vote “for” the Nominees at the Meeting; and (iii) include in the proxy statement the proposal to elect the Nominees and no other proposals, with the exception of a proposal for stockholder ratification of the selection of the Company’s independent auditors, which proposal may be made in the discretion of the Company Board. Further, both Tinicum and the Stockholder Group have agreed to cause all shares of Common Stock held of record or beneficially owned by them or any affiliate on the record date, with respect to which they have shared or sole voting power, to be present at the Meeting for quorum purposes and to be voted at the Meeting in favor of the election of the Nominees and against any proposal made in opposition to, or in competition with, any proposal or Nominee recommended by the Company Board at the Meeting. Further, each member of the Stockholder Group is obligated to use commercially reasonable efforts to cause all shares of Common Stock with respect to which such member shares investment discretion and does not have or share voting power to be present at the Meeting for quorum purposes and to be voted in the manner described in the preceding sentence.

To assure the performance of Tinicum and the Stockholder Group with respect to the foregoing, if requested by the Company, each member of the Stockholder Group and each Tinicum entity will provide the Company with an irrevocable proxy authorizing the Company to vote the shares of Common Stock held of record or beneficially owned by them (as described above) at the Meeting.

Background and Other Provisions of the Settlement Agreement

The members of the Stockholder Group, and certain other persons and entities who later left the Stockholder Group, filed on April 2, 2007, a joint Schedule 13D with the SEC disclosing their agreement to nominate and vote for the election of four nominees to the Board of the Company at the Meeting. On April 18, 2007, the Stockholder Group filed a preliminary proxy statement with the SEC, naming and providing background information with respect to its four nominees to the Company’s Board.

After discussions between representatives of the Company Board and the Stockholder Group, which discussions included Mr. William Shockley, Tinicum’s representative on the Board, the Board determined that it was in the best interests of the Company’s stockholders to nominate for election to the Company Board at the Meeting a slate of eight persons who were agreed upon by the Company and the Stockholder Group, including the four persons named in the Stockholder Group’s preliminary proxy statement. In return, the Stockholder Group agreed to withdraw its nominees to the Company Board and terminate its proxy solicitation. Further, among other things, the Stockholder Group and Tinicum have agreed to refrain from submitting any stockholder proposal or director nominations at the Meeting or at any other meetings of stockholders which may be held prior to the end of the No Solicitation Period (as defined below) and shall vote all of shares of Common Stock, or other Company voting securities held of record or beneficially owned by them, in favor of the Nominees at the Meeting and at any other meetings of stockholders which may be held prior to the end of a period following the Meeting known as the “No Solicitation Period,” being that period which commenced on the date of the execution of the Settlement Agreement, and shall end on the earlier to occur of (i) the date of the Company’s 2008 Annual Meeting, and (ii) a material breach by the Company or Tinicum of their respective obligations under the Settlement Agreement.

The Company, Tinicum and the members of the Stockholder Group have exchanged general mutual releases from all claims which the parties have or may have against one another, on behalf of themselves and their affiliated persons, based upon events occurring prior to the date of the execution of the Settlement Agreement arising out of or related to the proxy solicitations being conducted by each of the Company and the Stockholder Group in connection with the Meeting. It was further agreed that, during the No Solicitation Period, none of the Company, Tinicum or the

Stockholder Group, nor any of their respective affiliates will, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) concerning the other parties or any of their controlled affiliates, which disparages such other party or any of its controlled affiliates as individuals (provided that each party, after consultation with counsel, may make any disclosure that it determines in good faith is required to be made under applicable law). In addition, the Company has agreed to reimburse the Stockholder Group and Tinicum for certain of their documented out-of-pocket fees and expenses in connection with the Settlement Agreement and related matters, in an amount not to exceed $125,000 in the aggregate for the Stockholder Group and in an amount not to exceed $25,000 for Tinicum.
Except as provided in the Settlement Agreement, no arrangement or understanding exists between any Nominee and any other person or persons pursuant to which any Nominee was or is to be selected as a director or Nominee. None of the Nominees has any family relationship among themselves or with any executive officer of the Company.

Information Concerning Nominees to the Board of Directors

Set out below is information about each Nominee for election as a director. The information was obtained from the Company’s records or from information furnished directly by the individual. Pursuant to the Settlement Agreement, Gail F. Lieberman shall be engaged as a consultant for the purpose of assisting the Board and the Company in the transition of independent public accounting firms for a term of six (6) months for compensation of not less than $15,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

			Director
Name	Position with the Company	Age	Since

William H. Alderman	Director Nominee	44	—
Charles W. Grigg	Chairman of the Board Nominee	68	—
Jay R. Harris	Director Nominee	72	—
William J. Recker	Director	64	1997
Russell M. Sarachek	Director Nominee	43	—
William M. Shockley	Director	45	2006
Frederick Wasserman	Director Nominee	53	—
Robert L.G. White	Director, President and Chief Executive Officer	65	2003

Mr. Alderman has been President of Alderman & Company, a consulting firm representing companies in the aerospace and defense industries, since 2001. He was Managing Director of the aviation investment banking practice of Fieldstone Investments from 1999 to 2001. He was a registered Securities Representative and Senior Associate at GE Capital from 1991 to 1995 and Senior Vice President at Aviation Sales Company from 1996 to 1999. He is currently a director of TeamStaff, Inc.

Mr. Grigg has been a member of the General Partner of Tinicum Capital Partners since 2002 and was Chairman of the Board and Chief Executive Officer of SPS Technologies, Inc. from 1993 to 2002. Mr. Grigg is Chairman of the following Tinicum Capital Partners portfolio companies: Penn Engineering & Manufacturing Corp. and Western Pneumatic Tube Holdings, LLC.

Mr. Harris has served as President and co-founder of Goldsmith & Harris, Inc., a broker-dealer since 1982. From 2000 to 2006, he served as a director of American Vanguard Corporation, an agricultural chemical company.

Mr. Recker is currently retired. He currently serves on various boards of small, private high technology start-ups and non-profit organizations.

Mr. Sarachek has been Managing Director of Contra Capital Management since 2002. From 1992 to 2002, he held various positions, including Executive Vice President and director of mergers and acquisitions with Groupe Schneider, a global manufacturer and distributor of electrical equipment and industrial controls.

Mr. Shockley has been a member of the general partner of Tinicum Capital Partners II, L.P. since 2004. From May 2005 through June 2006 he was the President, Chief Executive Officer of Penn Engineering & Manufacturing Corporation, a leading manufacturer of specialty fasteners and a portfolio company of Tinicum Capital Partners. Mr. Shockley was Chief Financial Officer of SPS Technologies, Inc., a leading manufacturer of specialty fasteners, materials and components for the aerospace, industrial and automotive markets, from 1995 to 2003.(1)(

Mr. Wasserman is currently a financial management consultant. Until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer of Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman also served as the Chief Financial Officer of Goebel of North America in 2001. Mr. Wasserman also serves as a director of Acme Communications, Inc., TeamStaff, Inc. and Allied Defense Group, Inc.

Mr. White has been the Company’s President and Chief Executive Officer since February 2003. He was President of the Company’s Aerospace Group from 1998 to 2003 and has been President of the Company’s Breeze-Eastern division since 1994.

((1)	Mr. Shockley was elected as a director by the Board in February 2006, was nominated for election to the Board by stockholders at the 2006 Annual Meeting and has been nominated for reelection to the Board at the 2007 Annual Meeting, pursuant to the provisions of a Stock Purchase Agreement (the “Tinicum Agreement”) dated February 17, 2006, by and among the Company, Tinicum Capital Partners II, L.P and Tinicum Capital Partners II Parallel Fund, L.P. (together, “Tinicum”), pursuant to which Tinicum purchased 1,666,667 unregistered shares of Common Stock (the “Tinicum Shares”) in a private placement. The Tinicum Agreement provides that Tinicum shall have the right to nominate one director to the Board so long as it continues to hold 50% of the Tinicum Shares.

THE BOARD OF DIRECTORS

Meetings and Remuneration

During fiscal 2007, the Board held seven (7) meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 2007 (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served during that period.

Director Attendance at Annual Meetings

The policy of the Company’s Board is that all directors should attend Annual Meetings and are not separately compensated for their attendance, although out-of-pocket expenses are reimbursed. At the Company’s 2006 Annual Meeting, held on Wednesday, July 19, 2006, all members of the Board were in attendance.

DIRECTOR COMPENSATION

				Non-Equity	Change in Pension
	Fees			Incentive	Value and Non-
	Earned or	Stock		Plan	Qualified Deferred	All Other
	Paid in	Awards	Option	Compensation	Compensation	Compensation	Total
Name	Cash ($)	($) (1)	Awards ($))	($)	Earnings ($)	($) (2)	($)

Joseph S. Bracewell	30,000	30,000	0	0	0	0	60,000
Thomas V. Chema	30,000	30,000	0	0	0	0	60,000
Jan Cope	30,000	30,000	0	0	0	0	60,000
John H. Dalton	50,000	30,000	0	0	0	50,000	130,000
Gail F. Lieberman	34,000	30,000	0	0	0	0	64,000
William J. Recker	30,000	30,000	0	0	0	0	60,000
William M. Shockley(3)	30,000	30,000	0	0	0	0	60,000
Robert L.G. White	0	0	0	0	0	0	0

(1)	As any stock awarded to directors as part of their compensation since July 17, 2003, carries a restriction on transfer or sale until six months after the director ceases to be a member of the Board, all such restricted stock awards are considered by the Company to be outstanding. Those awards are as follows: Mr. Bracewell, award of July 19, 2006 of 2,575 shares at $11.65 per share; Mr. Chema, award of July 17, 2003 of 4,219 shares at $7.11 per share, award of September 10, 2004 of 3,484 shares at $8.61 per share, award of October 21, 2005 of 4,207 shares at $7.13 per share, and award of July 19, 2006 of 2,575 shares at $11.65 per share; Ms. Cope, award of July 17, 2003 of 4,219 shares at $7.11 per share, award of September 10, 2004 of 3,484 shares at $8.61 per share, award of October 21, 2005 of 4,207 shares at $7.13 per share, and award of July 19, 2006 of 2,575 shares at $11.65 per share; Mr. Dalton, award of July 17, 2003 of 4,219 shares at $7.11 per share, award of September 10, 2004 of 3,484 shares at $8.61 per share, award of October 21, 2005 of 4,207 shares at $7.13 per share, and award of July 19, 2006 of 2,575 shares at $11.65 per share; Ms. Lieberman, award of October 21, 2005 of 4,207 shares at $7.13 per share, and award of July 19, 2006 of 2,575 shares at $11.65 per share; Mr. Recker, award of July 17, 2003 of 4,219 shares at $7.11 per share, award of September 10, 2004 of 3,484 shares at $8.61 per share, award of October 21, 2005 of 4,207 shares at $7.13 per share, and award of July 19, 2006 of 2,575 shares at $11.65 per share; Mr. Shockley, award of July 19, 2006 of 2,575 shares at $11.65 per share. Mr. White, as an employee of the Company, receives no compensation in his capacity as a director.

(2)	Amount indicated represents payments received pursuant to a consulting agreement between Mr. Dalton and the Company.

(3)	Mr. Shockley’s compensation is remitted to Tinicum Incorporated.

Directors who are not employees of the Company or any of its subsidiaries receive an annual retainer of $60,000, paid one half in cash in quarterly installments of $7,500 each and one half in Common Stock in the form of a restricted stock award. The number of shares awarded is determined by dividing $30,000 by the closing price of the Common Stock on the date of the annual meeting of stockholders of each year. The stock is awarded to the directors in advance for the balance of their term within a reasonable time following election or re-election to the Board. Such shares carry restrictions on transfer or sale, but not as to dividend and voting rights, until six months after the director ceases to be a member of the Board. In addition, annual retainers are received by the Chairman of the Board ($20,000) and the Chairman of the Audit Committee ($4,000), paid in cash in equal quarterly installments. If a director ceases to be a director before the next annual meeting of stockholders, the quarterly installments of the cash retainer not yet paid are forfeited and the restricted shares awarded during the fiscal year in which the director ceases to be a member of the Board will be forfeited and shall revert to the 1999 Long Term Incentive Plan, the 2004 Long Term Incentive Plan, or the 2006 Long Term Incentive Plan, as applicable. Certificates for the shares of restricted stock awarded in prior fiscal years are delivered to the director after the six-month period following cessation of service on the Board, fully tradable and without restriction.

Director Nomination Process

The Governance & Nominating Committee of the Board, comprised entirely of directors who meet applicable independence requirements, is responsible for overseeing the process of nominating individuals to stand for election as directors. A copy of the Governance & Nominating Committee Charter is available on the Company’s website (www.breeze-eastern.com) under the heading “Corporate Governance,” which can be accessed by clicking on “Investor Relations” on the home page of the site. The Governance & Nominating Committee is comprised entirely of independent Board members: Mr. Shockley, who serves as its chair, Ms. Cope and Mr. Bracewell.

The Company’s process of director nominations takes into consideration individuals recommended by members of the Board as well as from other sources. The Governance & Nominating Committee Charter provides that the committee may retain a professional search firm for such purpose if it is deemed necessary, and further provides that the committee shall select such firm in its sole discretion. The Company has no specific process for reviewing candidates recommended by security holders, although, in accordance with the Company’s Bylaws, security holders are permitted to nominate candidates for director in person at each annual meeting of stockholders.

The Governance & Nominating Committee’s process for identifying and evaluating director candidates is as follows: The committee may retain a professional search firm to assist the committee in managing the overall process, including the identification of director candidates who meet certain criteria set from time to time by the committee. All potential candidates, from whatever source identified, are reviewed by the Governance & Nominating Committee, and by the search firm, if one has been engaged. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, unavailability to attend Board or committee meetings or other relevant reasons. The Governance & Nominating Committee then decides which of the remaining candidates most closely match the established criteria and are therefore deserving of further consideration. The Governance & Nominating Committee then discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more candidates to the Board for nomination. The Board discusses the Governance & Nominating Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees are named in the proxy statement for election by the stockholders at the Annual Meeting (or, if between Annual Meetings, the nominees may be elected by the Board itself).

In order to be recommended by the Governance & Nominating Committee, a candidate must meet the following minimum qualifications: independence (for this purpose, the Governance & Nominating Committee is guided by the requirements of the American Stock Exchange (“AMEX”)), personal ability, integrity, intelligence, relevant business background, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities.

Security Holder Recommendations of Director Candidates

As discussed above under the heading “Director Nomination Process,” the Governance & Nominating Committee currently has no specific policy regarding recommendations for nominees to the Board from security holders. Security holders are permitted to nominate candidates for director in person at each annual meeting of stockholders.

Director Independence

The Board governance policies provide that all outside directors should be independent. On August 14, 2006, the AMEX listed the Company’s Common Stock for trading. As a result of such listing, the Company maintains compliance with the American Stock Exchange Listing Standards and has adopted the independence criteria of the AMEX for purposes of determining director independence for the Board and its committees.

The Board has affirmatively determined that none of the current members of the Board, except for Mr. White, has a material relationship with the Company, and that each director, except Mr. White, qualifies as independent under the AMEX independence criteria. Messrs. Alderman, Grigg, Harris, Sarachek and Wasserman are Nominees who are not current members of the Board. Based on information provided by each such individual, the Board has no reason to believe that any such Nominee does not qualify as independent under the AMEX independence criteria.

Committees

The Board has a standing Audit Committee, Governance & Nominating Committee, and Incentive & Compensation Committee.

As set forth in the Audit Committee Charter, a copy of which is available on the Company’s website (www.breeze-eastern.com) under the heading “Corporate Governance”, which can be accessed by clicking on “Investor Relations” on the home page of the site, the Audit Committee reviews with the Company’s independent auditing firm the results of the firm’s annual examination, advises the full Board regarding its findings and provides assistance to the full Board in matters involving financial statements and financial controls. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee is comprised entirely of independent Board members, namely Ms. Lieberman and Messrs. Chema and Bracewell. Ms. Lieberman, who serves as the Committee’s Chair, has been determined by the Board to possess the qualifications of a “financial expert”, in accordance with the rules of the SEC. The Audit Committee held seven meetings during fiscal 2007.

As described above, the Governance & Nominating Committee establishes the criteria for, and reviews the qualifications of individuals with respect to, nomination to the Board and to committees of the Board. In addition, the Governance & Nominating Committee presents recommendations for replacement directors when vacancies occur on the Board or committees thereof. The Governance & Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company. The committee is comprised entirely of independent Board members. This committee, which consists of Mr. Shockley who serves as its Chair, Ms. Cope and Mr. Bracewell, held three meetings during fiscal 2007.

As set forth in the Incentive & Compensation Committee Charter, a copy of which is available on the Company’s website (www.breeze-eastern.com) under the heading “Corporate Governance”, which can be accessed by clicking on “Investor Relations” on the home page of the site, the Incentive & Compensation Committee reviews management’s proposals and makes recommendations to the full Board for compensation and incentive plans for key employees and officers of the Company. The Committee also oversees the Company’s long term incentive plans and annual incentive compensation plan and approves bonuses, grants stock options and awards restricted stock under the terms of such plans. All long term incentive plans were approved by the stockholders and the annual incentive compensation plan for fiscal 2007 was approved by the Board of Directors. Additional discussion of the Incentive & Compensation Committee’s role is set forth in the Compensation Discussion and Analysis section of this Proxy Statement. This committee is comprised entirely of independent directors. The Incentive & Compensation Committee, which consists of Mr. Chema who serves as its Chair, Mr. Recker and Ms. Cope, held four meetings during fiscal 2007.

Security Holder Communications to The Board

The Company’s Board provides the following process for security holders to send communications to the Board:

In general, the Executive Vice President, General Counsel and Secretary forwards those communications that appear to be from security holders and are addressed to the Board to the Chair of the Audit Committee, who in turn determines whether a particular communication should be forwarded to other members of the Board and, if so, forwards it accordingly. With respect to communications received by the Company that are addressed to a particular member of the Board or the Chair of a particular Board Committee, the Executive Vice President, General Counsel and Secretary forwards those communications directly to the Board member in question.

Security holders may send communications to the Board by mail or courier delivery addressed as follows:

Gerald C. Harvey
Executive Vice President, General Counsel and Secretary
Breeze-Eastern Corporation
700 Liberty Avenue
Union, New Jersey 07083-8198

Code of Ethics

The Board has approved a Code of Business Conduct for the Company. The Company has provided training for all employees on the Code of Business Conduct and requires that all directors, officers and employees abide by the Code of Business Conduct, which is available under the heading “Corporate Governance” on the Company’s website at www.breeze-eastern.com. The “Corporate Governance” tab can be accessed by clicking on “Investor Relations” on the home page of the site.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets out certain information regarding the beneficial ownership of the Common Stock as of June 30, 2007 (except as referenced in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each director and nominee for director of the Company, individually, (iii) the Chief Executive Officer of the Company, (iv) each of the other three most highly compensated executive officers of the Company whose compensation exceeded $100,000 in fiscal 2007, and (v) all directors, nominees for director and executive officers as a group:

	Number of
	Shares of		Percentage of
Name	Common Stock (1)		Common Stock (1)
Tinicum Capital Partners II, L.P.	2,458,184	(2)	26.40%
800 Third Avenue, 40th Floor
New York, NY 10022
T. Rowe Price Associates, Inc.	1,165,800	(3)	12.52%
100 East Pratt Street,
Baltimore, Maryland 21202
Goldsmith & Harris, Incorporated	1,134,974	(4)(5)	12.19%
80 Pine Street
New York, NY 10005
Wynnefield Partners Small Cap Value, L.P.	2,071,033	(4)(6)	22.25%
450 Seventh Avenue, Suite 509
New York, NY 10123
Directors, Nominees and Executive Officers
William H. Alderman	0		*
Joseph S. Bracewell	2,575		*
Thomas V. Chema	14,973		*
Jan Cope	16,588		*
John H. Dalton	30,588		*
Charles W. Grigg	0		*
Jay R. Harris	1,108,484	(7)	11.91%
Gerald C. Harvey	96,237	(8)	1.03%
Gail F. Lieberman	6,782		*
William J. Recker	289,452		3.11%
Russell M. Sarachek	136,310	(9)	1.50%
William M. Shockley	2,575	(10)	*
Joseph F. Spanier	110,976	(11)	1.19%
Frederick Wasserman	0		*
Robert L. G. White	174,869	(12)	1.88%
Directors, nominees and executive officers as a group (15 persons)	1,990,409	(13)	21.38%

*	Less than 1%.

(1)	Except as set out in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes. References in these footnotes to “shares,” unless otherwise specified, are to shares of Common Stock. The percentages of Common Stock shown are based upon the 9,309,318 shares of Common Stock outstanding as of June 30, 2007.

(2)	Based on a Schedule 13D filed with the SEC (“SEC”) on June 19, 2007 jointly by Tinicum Capital Partners II, L.P. (“TCP”) and Tinicum Capital Partners II Parallel Fund, L.P. (“TPP”). For purposes of the reporting requirements of the Securities Exchange Act of 1934, TCP (and TPP with respect to 12,883 shares) is deemed to be a beneficial owner of such securities; TCP and TPP each disclaim beneficial ownership of shares held by the other, respectively. If TCP and TPP are each deemed to beneficially own shares held by the other, TCP and TPP’s aggregate beneficial ownership would be 2,471,067 shares or 26.5%. Messrs. Eric Ruttenberg and Terence O’Toole are Co-Managing Members of Tinicum Lantern II, L.L.C. and are the natural control persons of TCP and TPP.

(3)	Based on a Schedule 13G filed with the SEC on February 13, 2007 jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Price Small-Cap”). These shares are owned by various individual and institutional investors with respect to which Price Associates or Price Small-Cap serves as investment advisor. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates (and Price Small-Cap with respect to 516,100 shares ) is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Mr. Henry H. Hopkins is a natural control person of each of said entities.

(4)	A stockholder group comprised of certain persons and entities filed on April 2, 2007, a joint Schedule 13D with the SEC disclosing their agreement to nominate and vote for the election of four persons to the Board of the Company at the 2007 Annual Meeting. On April 18, 2007, the stockholder group filed a preliminary proxy statement with the SEC, naming and providing background information with respect to its four nominees to the Company’s Board. As of June 20, 2007, the stockholder group had beneficial ownership of 3,206,007 shares or 34.4% and was comprised of the following persons and entities: Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management, LLC, Stockholder Capital, Inc., Channel Partnership II, L.P., Nelson Obus, Joshua H. Landes, Goldsmith & Harris Incorporated, Goldsmith & Harris Asset Management, LLC, Goldsmith & Harris Capital Appreciation, Philip W. Goldsmith, Jay R. Harris and Armand B. Erpf (collectively, the “Stockholder Group”).

(5)	Based on a Schedule 13D filed with the SEC on June 20, 2007, on their own behalf and jointly with the members of the Stockholder Group, which included Goldsmith & Harris Incorporated, its executive officers Jay R. Harris and Philip W. Goldsmith, Goldsmith & Harris Capital Appreciation LLC and Goldsmith & Harris Capital Asset Management LLC. Goldsmith & Harris Incorporated is deemed to have beneficial ownership of 761,573 shares based on shared investment power over certain accounts of its clients holding such shares. Messrs. Goldsmith and Harris, Goldsmith & Harris Asset Management LLC and Goldsmith & Harris Capital Appreciation LLC, are deemed to have beneficial ownership of 373,374 shares based on sole or shared voting power and investment discretion with respect to such shares. Messrs. Harris and Goldsmith are the natural control persons of each of said entities referenced in this paragraph. The foregoing share amounts represent shares beneficially owned by the persons and entities referenced in this footnote and do not include all the shares reported as beneficially owned by the Stockholder Group.

(6)	Based on a Schedule 13D filed with the SEC on June 20, 2007, on their own behalf and jointly with the Stockholder Group, which included Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I.; Wynnefield Small Cap Value Offshore Fund, Ltd.; Channel Partnership II, L.P.; Nelson Obus; Joshua Landes; Wynnefield Capital Management, LLC; and Wynnefield Capital, Inc,. Wynnefield Capital Management, LLC reported that it holds an indirect beneficial interest in 1,248,378 shares which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I. Wynnefield Capital, Inc. reported that it holds an indirect beneficial interest in the 784,255 shares which are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. Nelson Obus reported that he holds an indirect beneficial interest in 38,400 shares which are directly beneficially owned by Channel Partnership II, L.P. Nelson Obus and Joshua Landes are the natural control persons of each of said entities. The foregoing share amounts represent shares beneficially owned by the entities referenced in this footnote and do not include all the shares reported as beneficially owned by the Stockholder Group.

(7)	Includes (i) 761,583 shares that Mr. Harris may be deemed to be the indirect beneficial owner through his position as President of Goldsmith & Harris Incorporated by virtue of shared investment discretion over and the power to dispose or to direct the disposition of accounts of its clients that own shares; (ii) 128,501 shares that Mr. Harris may be deemed to be the indirect beneficial owner through his position as Managing Director of Goldsmith & Harris Asset Management, LLC, through which he shares investment discretion and voting control over the shares held by Goldsmith & Harris Capital Appreciation, LLC; and (iii) 24,900 shares of which Mr. Harris may be deemed to be the indirect beneficial owner of through family-related accounts, over which Mr. Harris exercises investment discretion or voting control. The foregoing share amounts represent shares beneficially owned by the Mr. Harris and do not include all the shares reported as beneficially owned by the Stockholder Group.

(8)	Includes 72,698 shares issuable with respect to options exercisable within 60 days of June 30, 2007.

(9)	Includes (i) 34,700 shares that Mr. Sarachek may be deemed to be the indirect beneficial owner by virtue of his having sole investment discretion and voting control over the shares held by Contra Capital Management, LLC of which he is the sole managing member; and (ii) 101,610 shares that Mr. Sarachek may be deemed to be the indirect beneficial owner by virtue of his having sole investment discretion and voting control over the shares held by UT Special Opportunities Fund, L.P., of which he is the sole investment manager.

(10)	Mr. Shockley is a member of Tinicum Lantern II, L.L.C., the general partner of Tinicum Capital Partners II, L.P., and, as such, has an indirect interest in the shares of the Company owned by Tinicum Capital Partners II, L.P., as reported in a Schedule 13D filed with the SEC on June 19, 2007. If TCP and TPP are deemed to beneficially own shares held by the other, TCP and TPP’s aggregate beneficial ownership would be 2,471,067 shares.

(11)	Includes 67,498 shares issuable with respect to options exercisable within 60 days of June 30, 2007 and 2,000 shares owned by Mr. Spanier’s children.

(12)	Includes 74,876 shares issuable with respect to options exercisable within 60 days of June 30, 2007.

(13)	Includes 215,072 shares issuable with respect to options exercisable within 60 days of June 30, 2007.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, the Company believes that from April 1, 2006 to March 31, 2007, all persons subject to the reporting requirements of Section 16(a) with respect to the Company filed the required reports on a timely basis.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Set out in the table below are the names, ages and positions held of all persons who were executive officers of the Company as of March 31, 2007.

			Executive
			Officer
Name	Position with the Company	Age	Since
Robert L. G. White	President and Chief Executive Officer	65	1998
Joseph F. Spanier	Executive Vice President, Chief Financial Officer and Treasurer	61	1996
Gerald C. Harvey	Executive Vice President, General Counsel and Secretary	57	1996

Executive officers of the Company are elected by and serve at the discretion of the Board. No arrangement exists between any executive officer and any other person or persons other than the Company pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set out below is a brief description of the business experience for the previous five years of those executive officers who are not also directors. For information concerning the business experience of Mr. White, see “Information Concerning Nominees to the Board of Directors,” above.

Mr. Spanier has been Chief Financial Officer and Treasurer of the Company since January 1997. Mr. Spanier was appointed an Executive Vice President of the Company in October 2006, and had been a Vice President of the Company since 1996.

Mr. Harvey has been General Counsel and Secretary of the Company since February 1996. Mr. Harvey was appointed an Executive Vice President of the Company in October 2006, and had been a Vice President of the Company since 1996.

Executive Compensation

Compensation Discussion and Analysis

Overview

As set forth in the Incentive & Compensation Committee Charter, a copy of which is available on the Company’s website (www.breeze-eastern.com) under the heading “Corporate Governance”, which can be accessed by clicking on “Investor Relations” on the home page of the site, the Incentive & Compensation Committee reviews management’s proposals and makes recommendations to the full Board for compensation and incentive plans for key employees and officers of the Company. The Committee also oversees the Company’s long term incentive plans and annual incentive compensation plan and approves bonuses, grants stock options and awards restricted stock under the terms of such plans. All long term incentive plans were approved by the stockholders and the annual incentive compensation plan for fiscal 2007 was approved by the Board of Directors.

The Committee’s philosophy regarding executive compensation is that a compensation program should (i) support the achievement of desired Company performance; (ii) provide compensation that will attract and retain qualified executives and reward performance; (iii) align the executive officers’ interests with stockholders’ interests as well as the overall success of the Company by placing a portion of pay at risk; and (iv) encourage management’s stake in the long-term performance and success of the Company. The Incentive & Compensation Committee of the Board (the “Committee”) is composed entirely of independent outside directors. The entire Board reviews all decisions of the Committee relating to compensation of the Company’s executive officers, except for decisions relating to stock based awards, which under the 1999 Long Term Incentive Plan, the 2004 Long Term Incentive Plan, and the 2006 Long Term Incentive Plan may be made by the Committee.

The methodology for setting base salary of the executive officers consists of (i) determining marketplace compensation by comparing the Company to groups of other corporations with similar characteristics and (ii) evaluating each executive’s performance as well as the performance of the Company as a whole. Each year the performance of executive officers is evaluated by the Chief Executive Officer and in turn the Chief Executive Officer is evaluated by outside members of the Board. The evaluation is based upon individualized performance objectives designated at the beginning of the fiscal year and at the time of the last performance evaluation.

The methodology for determining bonuses for Fiscal Year 2007 has been set out in an incentive compensation plan (“Incentive Compensation Plan”) reviewed and approved by the Board of Directors and which is consistent with the Committee’s philosophy regarding executive compensation. The compensation reflected in this Proxy Statement includes the results of the Incentive Compensation Plan described here.

The Incentive Compensation Plan has an annual bonus feature which is an important tool in providing incentive both for short-term and long-term performance. Cash and restricted stock awards are paid upon achieving or exceeding target levels of quantitative performance measures. Such performance measures are tied directly to the Company’s annual business plan. Executive officers earn no bonus unless 80% of the business plan’s profit goals are met. Further, a portion of an individual’s bonus, up to 10% of their annual compensation, is dependent upon satisfying individual performance objectives established at the beginning of the fiscal year. The Incentive Compensation Plan measures performance factors against targets for income before taxes, profit growth, productivity growth, return on investment, cash flow, meeting budgets and achievement of the aforementioned individual performance objectives.

In addition to the restricted stock awards described above, executive officers and the management level direct reports of the President and Chief Executive Officer, the Chief Financial Officer and the General Counsel are eligible to receive stock options. Stock options are based upon marketplace compensation studies and are awarded individually each year at an exercise price equal to the Common Stock’s fair market value determinable on the date of grant. Stock options vest over a three-year period and cannot be repriced.

Compensation Objectives

Performance.  The key elements of compensation for the three executives who are identified in the Summary Compensation Table below (who are referred to as the “named executives”) include:

•	a discretionary cash bonus that is based on an assessment of his performance against pre-determined quantitative and qualitative measures within the context of the Company’s overall performance; and

•	equity incentive compensation in the form of stock options, and restricted stock awards, that are subject to vesting schedules that require continued service with the Company.

Base salary and bonus are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness.

Alignment.  We seek to align the interests of the named executives with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term shareowner value. The key element of compensation that aligns the interests of the named executives with shareowners is equity incentive compensation, which links a portion of compensation to shareowner value because the total value of those awards corresponds to stock price appreciation;

Implementing Our Objectives

Determining Compensation.  We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareowner value. Specific factors affecting compensation decisions for the named executives include:

•	key financial measurements such as revenue, operating profit, earnings per share, and operating margins;

•	promoting commercial excellence by being a leading market player and attracting and retaining customers;

•	achieving specific operational goals for the Company;

•	achieving excellence in their organizational structure and among their employees; and

•	supporting Company values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as a commitment to community leadership.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.

Executive Severance Agreements.  The Board authorized the Company to enter into severance agreements, effective February 10, 2004, with each of Messrs. Harvey and White (the “Severance Agreements”), which provide for payments only in the event of termination of employment within 24 months after a change in control of the Company during the term of the Severance Agreements where such termination is not voluntary or is other than for cause, or the executive resigns for good reason which includes reduction in compensation, benefits or responsibilities, relocation by more than 50 miles of the executive’s primary worksite, adverse alteration of the executive’s office space and administrative support, or failure by the Company to obtain an agreement from any successor or assignee corporation to assume and perform the Severance Agreements. Benefits under the Severance Agreements are equal to 200% of the executive’s annual salary, the executive’s average bonuses during the two years preceding the change of control, earned but unused vacation and sick time, the fair market value of accrued but unvested restricted stock and stock options outstanding, and all accrued but unpaid salary. The benefits due under the Severance Agreements are in addition to all amounts payable to each of the executives pursuant to the Company’s other agreements and benefit plans then in effect, except that any amount paid to any of the executives pursuant to the Corporate Severance Pay Plan shall be credited against amounts due under the Severance Agreements. The Severance Agreements provide for no benefits in the event the executive is terminated for cause and (except in the event that the executive is convicted of a felony, a crime involving moral turpitude or a crime adverse to the Company’s welfare) fails to cure the alleged breach within 30 days after the executive has been notified by the Company’s Board. By amendment authorized by the Board of Directors on January 19, 2006, the Severance Agreements expire by their terms on January 31, 2010.

Role of the Committee and CEO.  The Incentive & Compensation Committee of our Board (the Committee) has primary responsibility for overseeing the development of executive succession plans. As part of this responsibility, the Committee oversees the design, development and implementation of the compensation program for the CEO and the other named executives. The Committee receives from the Governance & Nominating Committee an evaluation of the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Committee together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the CEO. The other named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Role of Compensation Consultant.  Neither the Company nor the Committee has any contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. Periodically, the Company and the Committee have discussed with Towers Perrin the design of programs that affect senior executive officer compensation. The Company’s named executives have not participated in the selection of any particular compensation consultant. The Company has not used the services of any other compensation consultant in matters affecting senior executive or director compensation. In the future, either the Company or the Committee may engage or seek the advice of other compensation consultants.

Equity Grant Practices.  The exercise price of each stock option awarded to our senior executives under our long-term incentive plan is the closing price of the Company’s stock on the date of grant, which is the date of the Incentive & Compensation Committee meeting at which equity awards for senior executives are determined. In most years this meeting is held in May. In years when a long-term incentive plan or amendment thereto is placed before the stockholders for approval the date of grant is the date of the annual stockholders meeting. Restricted stock awards are also granted to our named executives at this meeting of the Committee. The calendar for setting meeting dates of the Board and of the Committee to consider grants is generally reviewed at the organization meeting of the Board following the annual meeting. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. The Company’s long term incentive plans do not permit the repricing of stock options.

Potential Impact on Compensation from Executive Misconduct.  If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Elements Used to Achieve Compensation Objectives

Annual cash compensation

Base salary.  Base salaries for our named executives depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the Company. Base salaries are reviewed approximately every two years, but are not automatically increased if the Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with the Company’s primary intent of offering compensation that is contingent on the achievement of performance objectives.

With respect to one of the named executives, the Board authorized the Company to enter into an Employment Agreement with Joseph F. Spanier, effective April 1, 2006, pursuant to which he serves as the Company’s Chief Financial Officer. The Agreement follows an earlier Employment Agreement effective March 28, 2003, that expired March 31, 2006. The current Agreement, which expires by its terms on March 31, 2009, provides for installment payments of a minimum annual base salary of $144,900 during the term of the Agreement. The Agreement also provides that Mr. Spanier shall be eligible for bonuses and employment related benefits consistent with comparable executives of the Company. Under the earlier employment agreement effective March 28, 2003, the Company entered into an Employment Agreement with Joseph F. Spanier pursuant to which he has served as the Company’s Chief Financial Officer. The Agreement provided for the payment of certain lump sum payments, which included a Note executed by the Company in favor of Mr. Spanier in the principal amount of $237,000. The Note bore simple interest at a rate per annum equal to 5.25% and was payable in three annual installments of $79,000, plus interest accrued on the unpaid principal balance. The first, second and third installments of the Note were due on respectively March 31, 2004, March 31, 2005 and March 31, 2006 and were timely paid.

Bonus.  Each May the CEO reviews with the Committee the Company’s full-year financial results against the financial, strategic and operational goals established for the year, and the Company’s financial performance in prior periods. After reviewing the final full year results, the Committee and the Board approve total bonuses to be awarded from the maximum fund available. Bonuses are generally paid in June.

The Committee, with input from the CEO with respect to the other named executives, uses discretion in determining for each individual executive the current year’s bonus and the percent change from the prior year’s bonus. They evaluate the overall performance of the Company, the performance of the function for which the named executive is responsible and an assessment of each executive’s performance against expectations, which were established at the beginning of the year. The bonuses also reflect (and are proportionate to) the consistently increasing and sustained annual financial results of the Company. We believe that the annual bonus rewards the executives who drive these results and incents them to sustain this performance over the long term.

The salaries paid and the annual bonuses awarded to the named executives in Fiscal Year 2007 are discussed below and shown in the Summary Compensation Table that follows.

Equity awards

Stock options and restricted stock awards.  The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our shareowners’ and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options and restricted stock awards when making award decisions. The amount of equity incentive compensation granted in fiscal 2007 was based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success.

We believe that providing combined grants of stock options and restricted stock awards effectively balances our objective of focusing the named executives on delivering long-term value to our shareowners, with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of the Company’s stock on the date of exercise exceeds the exercise price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool. Restricted stock awards offer executives the opportunity to sell or hold shares of Company stock on the date the restriction lapses. In this regard, restricted stock awards serve both to reward and retain executives, as the value of the restricted stock awards is linked to the price of the Company’s stock as the restrictions on the restricted stock awards lapse. Each of the named executives received grants of stock options and restricted stock awards in fiscal 2007. The stock options granted become exercisable in three equal annual installments beginning one year after the grant date and have a maximum ten-year term. We believe that this vesting schedule aids the Company in retaining executives and motivating longer-term performance. Provided the executives continue employment, the restrictions on the restricted stock awarded to our executives will lapse in three equal annual installments beginning one year after the award date.

Pension Plans.  The Company does not offer a defined benefit plan. All employees of the Company are eligible to participate in the Company’s defined contribution plan, commonly known as a 401K plan.

Other Compensation.  We provide our named executives with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table below. These benefits are limited to the following: a Company match on contributions to the 401K plan and a match equal to 3% also on the 401K plan, premiums paid on life and disability policies for the named executives, and actual expenses paid on medical, dental and prescriptions net of the named employee’s contribution.

Incentive & Compensation Committee Report

The Incentive & Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and has discussed the foregoing analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal Year 2007 and the Company’s 2007 annual meeting proxy statement. The following independent directors comprise the Committee:

Thomas Chema, Chair; Jan Cope and William Recker

Compensation for the Named Executives

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the fiscal years ended March 31, 2007, 2006 and 2005; (ii) the aggregate grant date fair value of stock and option awards granted during the fiscal year covered, computed in accordance with FAS 123(R); (iii) the dollar value of earnings for services pursuant to awards granted during the fiscal year covered under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during the fiscal year covered; (v) all other compensation for each fiscal year and, finally, (vi) the dollar value of total compensation for each fiscal year reported.

SUMMARY COMPENSATION TABLE

							Change
							in Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	($)	($)	($) (1)	($) (1)	($)	Earnings ($)	($)	Total ($)

Robert L.G. White	2007	$280,550	189,000	15,510	170,750	0	0	70,824	729,634
President and Chief	2006	264,808	255,130	0	103,000	0	0	19,611	642,549
Executive Officer	2005	254,262	219,904	21,987	106,500	0	0	20,724	623,377
Joseph F. Spanier	2007	310,000	127,204	11,470	85,375	0	0	24,908	558,957
Executive Vice	2006	212,649	184,686	0	51,500	0	0	105,068	553,903
President, Chief	2005	176,198	138,776	13,879	53,250	0	0	116,112	498,215
Financial Officer and Treasurer
Gerald C. Harvey	2007	242,550	144,000	11,540	85,375	0	0	19,005	502,470
Executive Vice	2006	228,981	195,362	0	51,500	0	0	18,220	494,063
President, General	2005	220,177	152,695	15,269	53,250	0	0	16,394	457,785
Counsel and Secretary

(1)	See Note 8 to the Financial Statements set forth in the Company’s Form 10-K for the year ended March 31, 2007 for the assumptions made in determining the valuations.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were made to the named executive officer during fiscal year 2007, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FAS 123(R). Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period.

								All Other
								Stock	All Other
								Awards:	Option	Exercise
								Number	Awards:	or Base
								of Shares	Number of	Price
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			of Stock	Securities	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	Options (#)	($/Sh)

Robert L.G. White	6.19.06	0			0			1,551
	7.19.06								25,000	11.65
Joseph F. Spanier	6.19.06	0			0			1,147
	7.19.06								12,500	11.65
Gerald C. Harvey	6.19.06	0			0			1,154
	7.19.06								12,500	11.65

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards held by the named executive officers at fiscal year end, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market
									Number	or Payout
				Equity			Number	Market	of	Value of
				Incentive			of	Value of	Unearned	Unearned
				Plan			Shares	Shares or	Shares,	Shares,
		Number of	Number of	Awards			or Units	Units of	Units or	Units or
		Securities	Securities	Number of			of Stock	Stock	Other	Other
		Underlying	Underlying	Securities			That	That	Rights	Rights
		Unexercised	Unexercised	Underlying	Option		Have	Have	That	That
		Options (#)	Options (#)	Unexercised	Exercise	Option	Not	Not	Have Not	Have Not
	Grant	Exercisable	Unexercisable	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	(1)	(1)	Options (#)	($)	Date	(#)(2)	($)	(#)	($)

Robert L.G. White	5.18.99	6,000	0	0	19.375	5.18.2009
	5.25.00	10,000	0	0	8.8438	5.25.10
	5.07.01	12,500	0	0	6.55	5.07.11
	3.25.02	12,500	0	0	8.98	3.25.12
	5.30.03	25,000	0	0	5.38	5.30.13
	7.08.04						1,044	10,648
	7.08.04	16,667	8,333	0	7.02	7.08.14
	5.24.05	8,333	16,667	0	7.05	5.24.15
	6.19.06						1,551	15,820
	7.19.06	0	25,000	0	11.65	7.19.16
Joseph F. Spanier	5.18.99	10,000	0	0	19.375	5.18.2009
	5.25.00	7,500	0	0	8.8438	5.25.10
	5.07.01	12,500	0	0	6.55	5.07.11
	3.25.02	12,500	0	0	8.98	3.25.12
	5.30.03	12,500	0	0	5.38	5.30.13
	7.08.04						1,977	20,165
	7.08.04	8,333	4,167	0	7.02	7.08.14
	5.24.05	4,166	8,334	0	7.05	5.24.15
	6.19.06						1,147	11,699
	7.19.06	0	12,500	0	11.65	7.19.16
Gerald C. Harvey	5.18.99	10,000	0	0	19.375	5.18.2009
	5.25.00	7,500	0	0	8.8438	5.25.10
	5.07.01	12,500	0	0	6.55	5.07.11
	3.25.02	12,500	0	0	8.98	3.25.12
	5.30.03	12,500	0	0	5.38	5.30.13
	7.08.04						2,175	22,185
	7.08.04	16,667	8,333	0	7.02	7.08.14
	5.24.05	8,333	16,667	0	7.05	5.24.15
	6.19.06						1,154	11,771
	7.19.06	0	12,500	0	11.65	7.19.16

(1)	Options become exercisable in equal amounts on each of the three anniversaries following the date of grant.

(2)	Stock awards restrictions lapse in equal amounts on each of the three anniversaries following the date of award.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during fiscal 2007 for each of the named executive officers on an aggregated basis.

	Option Awards			Stock Awards
	Number of Shares			Number of Shares
	Acquired on Exercise	Value Realized on		Acquired	Value Realized
Name	(#)	Exercise ($) (1)		on Vesting (#)	on Vesting ($)

Robert L.G. White	9.20.06	$84,268	(2)	5.30.06 1,109@5.38	5,346
	12,004
	9.20.06	$73,125	(3)	7.08.06 1,044@7.02
	12,500				3,529
Joseph F. Spanier	0	0		5.30.06 839@5.38	4,044
				7.08.06 659@7.02
					2,228
Gerald C. Harvey	9.21.06	$13,860	(4)	5.30.06 752@5.38	3,624
	2,000			7.08.06 725@7.02
					2,450

(1)	In each instance, the “value realized upon exercise” has been determined as the aggregate difference between: (a) the number of options exercised times the per share exercise price and (b) the number of options exercised times the per share market price at exercise. Information as to whether or not the shares obtained upon exercise of options were sold and, if so, the amount of proceeds of such sale, is not disclosed in this table.

(2)	$12.40 per share market price at exercise; $5.38 per share exercise price.

(3)	$12.40 per share market price at exercise; $6.55 per share exercise price.

(4)	$12.31 per share market price at exercise; $5.38 per share exercise price.

PENSION BENEFITS

The Company has no defined benefit plan in which the named executive officers participate.

Retirement Plans.  The executive officers are participants in the Breeze-Eastern Corporation Retirement Savings Plan (the “Retirement Savings Plan”), a defined contribution plan under Section 401(k) of the Internal Revenue Code which covers employees who have been employed by the Company for more than thirty (30) days. Approximately 132 employees participated in the Retirement Savings Plan at March 31, 2007. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and taxation of up to 15% of their compensation by contributing such compensation to the Plan. The Company contributes a minimum of 3% and a maximum of 6% of employees’ compensation to the Retirement Savings Plan, depending on the level of contribution by each employee.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth annual executive and Company contributions under non-qualified defined contribution and other deferred compensation plans, as well as each named executive officer’s withdrawals, earnings and fiscal-year end balances in those plans.

			Aggregate	Aggregate
	Executive	Registrant	Earnings	Withdrawals/	Aggregate
	Contributions	Contributions in	in Last	Distributions	Balance at
Name	in Last FY ($)	Last FY ($)	FY ($)	($)	Last FYE ($)

Robert L.G. White	0	0	0	0	0
Joseph F. Spanier	0	0	0	0	0
Gerald C. Harvey	0	0	0	0	0

Potential Payments Upon Termination or Change of Control

Executive Severance Agreements.  The Board authorized the Company to enter into severance agreements, effective February 10, 2004, with each of Messrs. Harvey and White (the “Severance Agreements”), which provide for payments only in the event of termination of employment within 24 months after a change in control of the Company during the term of the Severance Agreements where such termination is not voluntary or is other than for cause, or the executive resigns for good reason which includes reduction in compensation, benefits or responsibilities, relocation by more than 50 miles of the executive’s primary worksite, adverse alteration of the executive’s office space and administrative support, or failure by the Company to obtain an agreement from any successor or assignee corporation to assume and perform the Severance Agreements. Benefits under the Severance Agreements are equal to 200% of the executive’s annual salary, the executive’s average bonuses during the two years preceding the change of control, earned but unused vacation and sick time, the fair market value of accrued but unvested restricted stock and stock options outstanding, and all accrued but unpaid salary. The benefits due under the Severance Agreements are in addition to all amounts payable to each of the executives pursuant to the Company’s other agreements and benefit plans then in effect, except that any amount paid to any of the executives pursuant to the Corporate Severance Pay Plan shall be credited against amounts due under the Severance Agreements. The Severance Agreements provide for no benefits in the event the executive is terminated for cause and (except in the event that the executive is convicted of a felony, a crime involving moral turpitude or a crime adverse to the Company’s welfare) fails to cure the alleged breach within 30 days after the executive has been notified by the Company’s Board. By amendment authorized by the Board of Directors on January 19, 2006, the Severance Agreements expire by their terms on January 31, 2010.

Joseph F. Spanier.  The Board authorized the Company to enter into an Employment Agreement with Joseph F. Spanier, effective April 1, 2006, pursuant to which he serves as the Company’s Chief Financial Officer. The Agreement follows an earlier Employment Agreement effective March 28, 2003, that expired by its terms on March 31, 2006. The current Agreement, which expires by its terms on March 31, 2009, provides for installment payments of a minimum annual base salary of $144,900 during the term of the Agreement and requires payments upon early termination of the Agreement in certain circumstances. The Agreement also provides that Mr. Spanier shall be eligible for bonuses and employment related benefits consistent with comparable executives of the Company.

Named Executive Officer Severance assuming hypothetical March 31, 2007 payment date

	Two Years	Two Times		Accrued	Accrued		Comp.	Balance	Unamortized	Unvested	Total
	Average	Base	Severance	Vacation	Sick	Sabbatical	Time	Due Under	Stock	Option	Cash
	Bonus	Salary	Payment	Amount	Amount	Amount	Amount	Emp Agt	Awards	Value	Payment

R. White	222,065	561,000	783,065	72,280	81,176	33,360	122,598	—	13,024	79,000	1,184,503
G. Harvey	169,681	485,100	654,781	75,465	55,224	28,080	—	—	9,607	39,500	862,657
J. Spanier	—	—	—	50,048	17,152	30,720	76,630	318,780	9,440	39,500	542,270
Total			1,437,846	197,793	153,552	92,160	199,228	318,780	32,071	158,000	2,589,430

As detailed above, Messrs. White and Harvey have severance agreements that require both a change in control and a diminution in their positions with the Company for payments to be made. Upon the happening of both events, Messrs. White and Harvey become entitled to a change in control payment equal to twice their respective salaries plus the average of their respective bonuses for the two prior fiscal years, their accrued vacation, sick days and sabbatical leave plus the fair market value of any accrued but unvested restricted stock awards and stock options outstanding as of the date of termination. Mr. Spanier, as explained above, does not have a severance agreement but does have an employment agreement with the Company that requires that upon a termination he receive a payment equal to $159,390 for each year left on his agreement. He also receives accrued vacation, sick days and sabbatical leave plus the fair market value of any accrued but unvested restricted stock awards and stock options outstanding as of the date of termination. Vacation, sick, comp and sabbatical amounts due are based on hourly equivalents of $139 per hour for Mr. White, $117 per hour for Mr. Harvey and $128 per hour for Mr. Spanier. The above hypothetical calculation assumes payment as of March 31, 2007.

RELATED PARTY TRANSACTIONS

As discussed above in the Compensation Discussion and Analysis under the heading “Annual Cash Compensation,” on March 28, 2003, the Company entered into an Employment Agreement with Joseph F. Spanier pursuant to which he served as the Company’s Chief Financial Officer. The Agreement provided for the payment of certain lump sum payments, which included the Note executed by the Company in favor of Mr. Spanier in the principal amount of $237,000. The Note bore simple interest at a rate per annum equal to 5.25% and was payable in three annual installments of $79,000, plus interest accrued on the unpaid principal balance. The first, second and third installments of the Note were due on respectively March 31, 2004, March 31, 2005 and March 31, 2006 and were timely paid.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF MARGOLIS & COMPANY P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008

The Audit Committee and the Board of the Company believe it appropriate to submit for action by the stockholders of the Company the ratification of the Audit Committee’s appointment of Margolis & Company P.C. as the independent registered public accounting firm for Breeze-Eastern Corporation for the fiscal year 2008. The firm has served as the independent registered public accounting firm for the Company since July 3, 2007. In the opinion of the Audit Committee of the Board, the reputation, qualifications and experience of the firm make appropriate its appointment for 2008. A representative of Margolis & Company P.C. is expected to be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions. If the appointment of Margolis & Company P.C. is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Margolis & Company P.C. Notwithstanding the selection and ratification, the Board, in its discretion, may direct the appointment of a new independent auditor at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders.

Approval by Stockholders

The proposal for the ratification of the Audit Committee’s selection of Margolis & Company P.C. as the independent registered public accounting firm of the Company for fiscal 2008 requires for its adoption the favorable vote of the holders of shares of Common Stock representing at least a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF MARGOLIS & COMPANY P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors, Deloitte & Touche LLP, the audited financial statements of the Company contained in the Company’s Annual Report for the year ended March 31, 2007. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), has discussed with the Company’s independent auditors such independent auditors’ independence, and has considered the compatibility of non-audit services with the auditors’ independence.

For fiscal 2006 and fiscal 2007, Deloitte & Touche LLP’s fees for various types of services to the Company were as shown below:

	2006	2007

Audit Fees	$291,629	$556,276
Audit-Related Fees	0	0
Tax Fees	249,867	81,128
Other(1)	0	51,479

(1)	The Company engaged Deloitte & Touche LLP for other services related to an SEC comment letter process ($23,831) and for services related to the filing of Registration Statements on Forms S-3 and S-8 ($27,648) during fiscal 2007.

The Audit Committee approved 100% of the services shown in the above three categories. No hours expended on the independent auditors’ engagement to perform the audit for fiscal 2007 were attributed to work performed by persons other than employees of Deloitte & Touche LLP.

The Audit Committee has adopted a procedure to pre-approve audit services and other services to be provided by the Company’s independent auditors. In fiscal 2006 and fiscal 2007, except as specifically noted above, all services provided by the Company’s independent auditors were associated with the audit and taxes of the Company, and all such services were pre-approved by the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended March 31, 2007, as filed with the SEC.

GAIL LIEBERMAN, Chair
THOMAS CHEMA
JOSEPH BRACEWELL

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company’s annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management, such stockholder must notify the Company at its executive offices no later than April 14, 2008.

Additionally, if properly requested, a stockholder may submit a proposal for consideration at the 2008 Annual Meeting of Stockholders, but not for inclusion in the Company’s Proxy Statement and proxy for the 2008 Annual Meeting of Stockholders. For business to be properly requested to be brought before an annual meeting of stockholders, the Company must receive from the stockholder a notice in writing of such request not less than 60 days prior to the annual meeting. In addition, the stockholder must be a stockholder of record of the Company at the time of giving such notice and be entitled to vote at such annual meeting.

ANNUAL REPORTS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 is being mailed to each stockholder of record together with this Proxy Statement. The Company has filed with the SEC its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. The Annual Report on Form 10-K contains detailed information concerning the Company and its operations, including financial information. As provided in footnote (1) to the Summary Compensation Table, Note 8 to the Financial Statements set forth in the Company’s Annual Report on Form 10-K, is incorporated herein by reference. A copy of this report, without exhibits, will be furnished to stockholders without charge upon request in writing to Gerald C. Harvey, Executive Vice President, General Counsel & Secretary of the Company, at Breeze-Eastern Corporation, 700 Liberty Avenue, Union, New Jersey 07083-8198.

If requested, the Company will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company’s reasonable expenses in furnishing such exhibits.

OTHER MATTERS

The Board does not know of any matter to be acted upon at the Meeting other than the matters described herein. If any other matter properly comes before the Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

GERALD C. HARVEY
Executive Vice President, General Counsel
and Secretary

Union, New Jersey
August 14, 2007

BREEZE-EASTERN CORPORATION
          engineered products for global partners™

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.          ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 — William H. Alderman	☐	☐	02 — Charles W. Grigg	☐	☐	03 — Jay R. Harris	☐	☐
	04 — William J. Recker	☐	☐	05 — Russell M. Sarachek	☐	☐	06 — William M. Shockley
	07 — Frederick Wasserman	☐	☐	08 — Robert L.G. White	☐	☐

		For	Against	Abstain
2.	To ratify the Audit Committee’s selection of Margolis & Company P.C. as the independent registered public accounting firm for the fiscal year ending March 31, 2008.	☐	☐	☐	3.	In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the Meeting.
B Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

BREEZE-EASTERN CORPORATION
          engineered products for global partners™

Revocable Proxy — Breeze-Eastern Corporation

700 Liberty Avenue
Union, NJ 07083-8198
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Robert L.G. White, Joseph F. Spanier and Gerald C. Harvey, or any two of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock, Par Value $0.01 per Share, of Breeze-Eastern Corporation held of record by the undersigned on July 25, 2007 at the annual meeting of shareholders to be held on September 12, 2007, or any adjournment or adjournments thereof (the “Meeting”). This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all of the nominees and FOR Proposal 2. This proxy will be voted in the discretion of the Proxy upon such other business as may properly come before the Meeting.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.